As filed with the Securities and Exchange Commission on February 19, 2010
Registration No. 333-164401

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

rue21, inc.
(Exact name of registrant as specified in its charter)

Delaware	25-1311645
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

800 Commonwealth Drive, Suite 100	15086
Warrendale, Pennsylvania	(Zip Code)
(Address of Principal Executive Offices)
rue21, inc. Amended and Restated 2003 Ownership Incentive Plan
rue21, inc. 2009 Omnibus Incentive Plan
(Full title of the plans)
Keith A. McDonough
rue21, inc.
Senior Vice President and Chief Financial Officer
800 Commonwealth Drive, Suite 100
Warrendale, Pennsylvania 15086
(724) 776-9780
(Name and address of agent for service and telephone number, including area code, of agent for service)
Copy to:

Joshua N. Korff, Esq.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800
Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed by rue21, inc. (the “Company”) to reflect the correct version of Exhibits 4.1, 4.2, 4.3 and 4.4. An incorrect version of each of Exhibits 4.1, 4.2, 4.3 and 4.4 was inadvertently filed with the prior Registration Statement on Form S-8 that was filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 19, 2010. This Post-Effective Amendment No. 1 to the Registration Statement of Form S-8 does not update, amend or modify any other information, statement or disclosure contained in the prior Registration Statement on Form S-8 that was filed with the Commission on January 19, 2010

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
                    Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

II-1

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the registration statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrendale, State of Pennsylvania, on February 19, 2010.

rue21, inc.
By:	/s/ Robert N. Fisch
	Name:	Robert N. Fisch
	Title:	President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement on Form S-8 has been signed by the following persons in the capacities indicated on February 19, 2010.

	Signature	Title

	/s/ Robert N. Fisch	Chairman, President and Chief Executive Officer

	Robert N. Fisch	(Principal Executive Officer)

	/s/ Keith A. McDonough	Senior Vice President and Chief Financial Officer

	Keith A. McDonough	(Principal Accounting and Financial Officer)

	* Arnold S. Barron	Director

	* Douglas E. Coltharp	Director

	* John F. Megrue	Director

	* Alex S. Pellegrini	Director

	/s/ Macon F. Brock Jr. Macon F. Brock Jr.	Director

*By:	/s/ Keith A. McDonough Keith A. McDonough, Attorney-in-Fact

II-2

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Amended and Restated Certificate of Incorporation of rue21, inc.

4.2	Amended and Restated Bylaws of rue21, inc.

4.3	rue21, inc. Second Amended and Restated 2003 Ownership Incentive Plan

4.4	rue21, inc. 2009 Omnibus Incentive Plan

5.1*	Opinion of Kirkland & Ellis LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

24.2	Power of Attorney

*	Incorporated by reference from the same numbered Exhibit to the Registrant’s registration statement on Form S-8, filed with the Commission on January 19, 2010.